SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): June 7, 2000


                       Grand Slam Treasures, Inc.
         ------------------------------------------------------
         (Exact name of Registrant as specified in its charter)


                                0-23712
                        -----------------------
                        (Commission file number)

           Nevada                                            139512491
-------------------------------                      ---------------------------
(State or other jurisdiction of                          (I.R.S. Employer
       of Incorporation)                              Identification Number)


                     222 East State Street, Eagle ID 83616
            --------------------------------------------------
            (Address of principal executive offices) (Zip code)


                               208-342-8888
            ---------------------------------------------------
            (Registrant's telephone number, including area code)


                              Parks America! Inc.
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Pursuant to affirmative vote of the shareholders, the Registrant, which was originally incorporated in the state of Washington (the "Washington Company" on June 7, 2000, reincorporated into the State of Nevada by merging (the "Merger") with and into its wholly owned subsidiary, Parks America! Inc. (the "Nevada Company" and the "Company"). The Nevada Company was incorporated in the state of Nevada solely for the purpose of transacting the Merger. Pursuant to the plan of Merger, the separate existence of the Washington Company ceased; and the Nevada Company succeeded to all the rights and property of the Washington Company, and became subject to all the debts and liabilities of the Washington Company. All shareholders holding certificates in the Washington Company are entitled to be exchanged for shares of the Nevada Company at the rate of one Nevada Company common share for each common share of the Washington Company; and no fractional shares of the Nevada Company stock will be issued pursuant to the plan of Merger. Instead any fractional share otherwise issuable shall be rounded up or down to the nearest whole number of shares. All shares of the Nevada Company stock outstanding prior to the Merger were canceled.

     Also pursuant to affirmative vote of the shareholders, the Company changed its name from Parks America! Inc. to Grand Slam Treasures, Inc. on June 14, 2000. The Company has changed its trading symbol to "GRST" to reflect this name change.


ITEM 7.  EXHIBITS

                  2.1      Articles of Merger - Washington
                  2.2      Articles of Merger - Nevada
                  3.1      Restated Articles of Incorporation

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GRAND SLAM TREASURES, INC.

                                               /s/
                                               By:
                                               Larry Eastland
                                               President
Date: June 20, 2000